UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Clint Moore Road, Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-322-4321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2007, Eclipsys Corporation ("Eclipsys") entered into an Asset Purchase Agreement with Elsevier Inc. ("Elsevier") pursuant to which Elsevier acquired Eclipsys’ CPM Resource Center ("CPMRC") business (including CPMRC’s proprietary clinical practice guidelines and related intellectual property) for approximately $25 million in cash, with additional amounts potentially payable to Eclipsys in the future based upon ongoing business between Eclipsys and Elsevier.

Eclipsys employees involved in the CPMRC business are joining Elsevier as a result of the transaction. Eclipsys will continue to include CPMRC content in its Sunrise Knowledge-Based Charting solution, in exchange for license fees payable to Elsevier. In addition, Elsevier will take over responsibility for maintenance and consulting services related to the CPMRC content, so Eclipsys clients will have continuity in their relationships with the CPMRC professionals who perform those services. Going forward, the clinical content embedded within Eclipsys’ Knowledge-Based Charting will continue to be enhanced through an ongoing strategic partnership between Eclipsys and Elsevier.

A copy of the Asset Purchase Agreement will be filed with Eclipsys’ Annual Report on Form 10-K for the year ended December 31, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2007, Eclipsys sold its CPMRC business to Elsevier as described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated December 20, 2007 announcing the sale of the Eclipsys’ CPMRC business to Elsevier.

Forward-Looking Statements; Risks and Uncertainties

Statements concerning content integration, future development and use of CPMRC content, and future business between Eclipsys and Elsevier are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Eclipsys solutions may take longer or cost more to develop than anticipated and may not meet market needs or be competitive. The future relationship between Eclipsys and Elsevier is contractual and may not deliver the results anticipated for either party. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

December 21, 2007	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 20, 2007 announcing the sale of the Eclipsys’ CPMRC business to Elsevier